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                                                                    Exhibit 23.1


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 24, 1998 (except Note 12, as to which the date is August 6, 1998) in the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of Globe Holdings, Inc. for the registration of $49,086,000 of its 14% Senior Discount Notes due 2009, Series B.


                                                /s/ Ernst & Young LLP


Providence, Rhode Island
September 28, 1998